EXHIBIT 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-SA of our compilation report dated August 29, 2018 on the financial statements of YiLoLife Inc. as of and for June 30, 2018 and December 31, 2017 and the six months ended June 30, 2018 and 2017.

Phoenix Arizona

September 27, 2018